Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global Reports Second Quarter 2018 Financial Results

Q2 2018 revenues increase by 65.5% with gross profit increasing by 185.4%

CHESTNUT RIDGE, NY – August 15, 2018 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results for the second quarter ended June 30, 2018.

Business Highlights

•	Launched a New Bundled Sustainable Disposal Services Offering with Gold Medal Group Driven by BioHiTech Technology - The Company and Gold Medal, Group, LLC, a market leader in municipal, commercial, and industrial solid waste collection in the Philadelphia, Southern New Jersey, Maryland and West Virginia markets, teamed up to provide Temple University with Gold Medal's traditional disposal services in combination with BioHiTech's food waste digesters and supply chain data analytics platform designed to help reduce waste generation for one all-inclusive monthly service charge. Gold Medal has begun marketing the bundled monthly services offering to customers as a way to help its customers reduce disposal costs while having a positive impact on the environment. Both companies see a significant opportunity in this new technology driven sustainable services offering.

•	Received Patent for Networked Weight Tracking System - The Company received a patent from the U.S. Patent and Trademark Office for its food waste weight tracking system and method using a waste disposal machine with data network connectivity to transmit weight tracking system information over a computer network, or cloud, for storage, tracking aggregation and sharing by a centralized computer system. The Company sees this patent as a major competitive advantage for BioHiTech by making it the only company to have an integrated solution to measure food waste volumes directly from any PLC controlled food waste disposal device, and share that data for analysis immediately via any network or the cloud.

•	Selected as a Pre-Approved Supplier of Food Waste Digesters for a Major International Hotel Chain - Upon being selected as a pre-approved supplier, the Company has begun its initial marketing efforts for its Revolution Series and Eco-Safe Digesters equipped with its proprietary supply chain data analytics software to the more than 150 individual hotel properties located throughout the UK. BioHiTech received orders from several UK properties for a total of six digesters for delivery in Q2 2018 and expects to deliver a minimum of 20 units in 2018.

•	Completed Uplisting of Its Common Stock to the Nasdaq Capital Market and Added to the Russell Microcap® Index – BioHiTech’s common stock commenced trading on The Nasdaq Capital Market in April 2018 and was added to the Russell Microcap Index in June. The Company sees both events helping to increase corporate visibility in the financial marketplace and broaden its shareholder base

Frank E. Celli, CEO of BioHiTech, commented, "We continue to make progress in numerous aspects of our strategic plan to build value for our stockholders. As our Revolution Series Digesters gain traction in the marketplace, we achieved significant quarter over quarter revenue growth in our digester business as well as a further expansion of our sales pipeline. We also made significant progress in our HEBioT development plans in New York State where we are currently in the permitting process.”

Mr. Celli continued, “Our business partnership with Gold Medal Group has added a significant management services revenue stream while enabling us to begin to demonstrate the true value of our technology to the traditional waste management industry. We believe that as we rollout this new bundled services platform with Gold Medal it will clearly show how a combination of traditional services and BioHiTech technology will enhance waste management profitability while reducing customer costs and environmental impact. When our first co-owned HEBioT facility is commissioned in West Virginia later this year, we can combine those technologies with traditional service to cost-effectively divert more than 90% of mixed waste from landfills in certain market with a roadmap to expand that footprint throughout the Northeastern US in the coming years. As we move through the second half of 2018, we will continue to execute on our plan to grow revenue and expand our business for the benefit of our stockholders while effecting positive change in the waste management industry that is good for the customer and beneficial for the environment.”

Q2 Financial Highlights

Revenue: Revenues in Q2 2018 were $909,000, a 65.5% increase compared to revenues of $549,000 in Q2 2017. Recurring revenue from rental, services and maintenance grew by 25.1% to reach $458,000 or 50.5% of total revenue. The increase in rental, service and maintenance is primarily the result of a larger overall number of deployed units. Revenue from equipment sales grew by 9.4% to $200,000. The Company continues to focus more of its resources on its rental model and therefore expects equipment sales to vary based upon reseller activity predominantly in overseas markets. Recurring revenue from management advisory fees related to its new management services contract with Gold Medal in 2018 totaled $251,000. The Company expects that revenue stream to increase over time as Gold Medal expands its business in the coming years.

Gross Profit: Q2 2018 gross profit increased by 185.4% to $485,000 compared to $170,000 in Q2 2017. Gross profit margin increased by 23.4 percentage points to reach 53.3%. The increase in gross margin was driven by 100% margin from management advisory fees as the Company is providing the services with its existing management team without incurring any additional variable costs as part its mission to cost effectively reduce the environmental impact of waste management services. Rental, service and maintenance gross margin increased by 11.4 percentage points to 37.0%, primarily as the Company achieved improved economies of scale. The aforementioned improvements in gross margin were partially offset by a 9.4 percentage point decline in gross margin from equipment sales.

Operating Expenses: Q2 2018 operating expenses increased by $49,000 or 2.9% to $1.72 million compared to $1.67 million in Q2 2017. The increase in operating expenses was mainly due to a $84,000 foreign exchange expense in Q2 2018 compared to a foreign currency gain of $35,000 in Q2 2017 as well as increases in sales and marketing expenses, personnel costs, and fees associated with the Nasdaq uplisting in April. The increase in these expenses was largely offset by a $195,000 decrease in professional fees primarily related to marketing and investor relations and a $22,000 decrease in R&D expense.

Operating Loss: Q2 2018 operating loss narrowed to $(1.2) million compared to $(1.5) million in Q2 2017. The improvement in the operating result was due to a $315,000 increase gross profit partially offset by a $49,000 increase in operating expenses in the comparable periods.

Net Loss: The Company recorded a Q2 2018 net loss of $(5.5) million or $(0.39) on 14.2 million shares versus a net loss of ($1.9) million or $(0.23) on 8.3 million shares in Q2 2017. The increase in net loss was attributable to a $3.5 million non-cash interest expense recorded in Q2 2018 related to the valuation of certain warrants outstanding upon the conversion of associated debt into common stock, a $237,000 increase in interest expense, and $141,000 loss related to the accounting treatment of its investment in the acquisition of Gold Medal Group.

Select Balance Sheet Items: The Company had cash and cash equivalents of $1.1 million with shareholder equity of $4.2 million as of June 30, 2018 compared to cash and cash equivalents of $901,000 and a shareholder deficit of ($11.0) million as of December 31, 2017.

Brian C. Essman, CFO commented, "During the quarter we completed a significant transformation of our balance sheet through our move to the Nasdaq Capital Market. Upon that event, the majority of our then outstanding debt automatically converted into equity. When coupled with debt conversions and equity transactions that took place in Q1 2018, we achieved a $15.3 million improvement in shareholder equity compared to December 31, 2017. We also continued to build recurring revenue from our digester business and our high margin management services agreement with Gold Medal. With a much stronger balance sheet and growing momentum in our industry for sustainable waste disposal solutions, we are now well positioned to achieve continued growth in our cost-effective food waste disposal business and lay the foundation for the near term commercialization of our HEBioT MBT business. We are committed to the execution of our long-term growth plans as we work diligently to build significant value for the benefit of our stockholders for years to come."

Additional information can be found in the Company's Form 10-Q filed with the United States Securities and Exchange Commission on August 14, 2018.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste. Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes. Our technology platform, including the on and off-site biological treatment of waste, is designed to reduce overall waste generation and virtually eliminate landfill usage while creating a valuable renewable fuel. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Rental, service and maintenance	$458,843	$366,812	$899,336	$725,348
Equipment sales	199,638	182,405	265,488	414,549
Management advisory and other fees	250,656	-	390,039	-
Total revenue	909,137	549,217	1,554,863	1,139,897
Cost of revenue
Rental, service and maintenance	289,015	272,757	587,584	531,697
Equipment sales	135,564	106,664	199,504	239,154
Total Cost of revenue	424,579	379,421	787,088	770,851
Gross profit	484,558	169,796	767,775	369,046
Operating expenses
Selling, general and administrative	1,323,194	1,057,223	2,414,766	2,121,852
Research and development	195,130	216,822	396,686	404,324
Professional fees	169,154	364,227	456,016	1,013,850
Depreciation and amortization	28,148	28,335	58,864	58,107
Total operating expenses	1,715,626	1,666,607	3,326,332	3,598,133
Loss from operations	(1,231,068)	(1,496,811)	(2,558,557)	(3,229,087)
Other expense (income)
Equity loss in affiliate	147,077	5,916	192,490	5,916
Interest expense	611,801	374,175	1,166,077	670,432
Interest expense incurred in warrant valuation and conversions	3,506,027	1,999	6,799,640	1,999
Total other expense	4,264,905	382,090	8,158,207	678,347
Net loss	(5,495,973)	(1,878,901)	(10,716,764)	(3,907,434)

Other comprehensive (loss) income
Foreign currency translation adjustment	57,362	(21,340)	23,920	(28,504)
Comprehensive loss	$(5,438,611)	$(1,900,241)	$(10,692,844)	$(3,935,938)

Net loss per common share - basic and diluted	$(0.39)	$(0.23)	$(0.85)	$(0.47)
Weighted average number of common shares outstanding - basic and diluted	14,216,404	8,322,086	12,587,344	8,276,154

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2018	2017
		(Revised)
Assets
Current Assets
Cash	$1,053,028	$901,112
Accounts receivable, net	393,835	274,405
Inventory	708,138	332,101
Prepaid expenses and other current assets	138,038	79,686
Total Current Assets	2,293,039	1,587,304
Equipment on operating leases, net	1,614,627	1,451,144
Equipment, fixtures and vehicles, net	55,730	63,509
Intangible assets, net	129,032	174,133
Investment in unconsolidated affiliates	3,073,773	1,016,263
MBT facility development and license costs	6,457,180	6,223,766
Other assets	13,500	23,500
Total Assets	$13,636,881	$10,539,619
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Line of credit	$976,112	$1,000,000
Accounts payable	1,110,039	1,287,740
Accrued interest payable	114,925	29,431
Accrued expenses	445,731	892,136
Deferred revenue	114,779	84,686
Customer deposits	7,134	39,498
Long-term debt, current portion	9,018	8,874
Total Current Liabilities	2,777,738	3,342,365
Notes payable	100,000	375,000
Line of credit	-	1,463,736
Junior note due to related party, net of discounts of $128,850 as of June 30, 2018	915,627	4,500,000
Advance from related party	-	544,777
Accrued interest	1,151,668	1,860,591
Convertible unsecured note	-	103,885
Convertible subordinated secured notes	-	1,021,916
Unsecured subordinated mandatorily convertible series notes	-	7,698,819
Senior Secured Note Payable, net of financing costs of $182,075 and discounts of $1,112,510	3,705,415	-
Long-term debt, net of current portion	17,425	21,971
Total Liabilities	8,667,873	20,933,060
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 230,001 and 333,401 outstanding as of June 30, 2018 and December 31, 2017	722,216	623,283
Commitments and Contingencies	-	-
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 2,444,601 and 1,444,601 designated, 1,189,234 and 493,401 issued, and 657,501 and 493,401 outstanding as of June 30, 2018 and December 31, 2017, respectively:
Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 and 160,000 shares issued, and 0 and 160,000 outstanding as of June 30, 2018 and December 31, 2017, respectively	-	699,332
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding	3,050,142	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 14,531,152 and 9,598,208 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively, at par	1,453	960
Additional paid in capital	41,593,223	17,752,990
Accumulated deficit	(40,383,356)	(29,431,416)
Accumulated other comprehensive (loss)	(14,670)	(38,590)
Total Stockholders' Equity (Deficit)	4,246,792	(11,016,724)
Total Liabilities and Stockholders' Equity (Deficit)	$13,636,881	$10,539,619

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss:	$(10,716,764)	$(3,907,434)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	231,120	202,064
Provision for bad debts	21,355	29,212
Stock based employee compensation	154,913	230,981
Fees paid in stock and warrants	-	518,267
Interest resulting from amortization of financing costs and discounts	911,456	71,903
Equity loss in affiliate	192,490	5,916
Change in fair value of warrant liability	-	1,999
Interest resulting from warrants valued upon conversion of host debt instruments	6,424,970	-
Changes in operating assets and liabilities	(969,679)	693,725
Net cash used in operations	(3,750,139)	(2,153,367)

Cash flow from investing activities:
Sale of used machinery and equipment	-	13,352
Investment in Entsorga West Virginia, LLC	-	(1,034,027)
MBT facility development costs incurred	(233,413)	(74,966)
Purchases of equipment, fixtures and vehicles	(6,059)	(4,040)
Net cash used in investing activities	(239,472)	(1,099,681)

Cash flows from financing activities:
Proceeds from issuance of senior secured credit facility and common stock	5,000,000	-
Repayment of line of credit facility	(2,463,736)	-
Proceeds from new line of credit facility	1,000,000	-
Proceeds from convertible notes, including warrants and beneficial conversion features	-	620,000
Deferred financing costs incurred	(237,187)	(16,000)
Repayments of long-term debt	(4,402)	(4,228)
Proceeds from the issuance of Series B convertible preferred stock and warrants
Redemption of Series A preferred stock	(317,000)	-
Related party:	1,125,000
Net increases of advances	-	1,169,527
Proceeds from promissory notes	-	786,973
Proceeds from convertible notes	-	500,000
Net cash provided by financing activities	4,102,675	3,056,272
Effect of exchange rate on cash	38,852	21,246
Net change in cash	151,916	(175,530)
Cash - beginning of period	901,112	325,987
Cash - end of period	$1,053,028	$150,457